SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 19, 2005

COCONNECT, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-26533	63-1205304
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
480 E. 6400 South, Ste 230
Salt Lake City, Utah 84107
(Address of principal executive offices)
(801) 266-9393
(Registrants Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 81.01. TWO ANSWER AND COUNTER COMPLAINTLAWSUITS AND ATTEMPTED CONTROL TAKEOVER

On July 14, 2005, Brian Steffensen, one of our attorneys and stockholders, caused Heritage to served CoConnect and several other defendants with a lawsuit that he had drafted and filed in the State of Utah, Third District Court, Civ. No. 05-091-1718. Service of the lawsuit caused the served defendants to becomemaking them parties to thea lawsuit in the State of Utah, Third District Court, Civ. No. 05-091-1718. On July 14, 2005,That same day, Brian Steffensen, on behalf of himself, David Thayne, Jerry Warnick and Martin Tanner, also also served CoConnect and several other defendants with a second lawsuit making them parties to a second lawsuitfiled in the State of Utah, Third District Court, Civ. No. 05-091-2224. On July 19, 2005 CoConnect, in conjunction with all most of the other defendants in the first lawsuitcase, filed a n answer to the Complaint along with a Counter Claim in case No. 05-091-1718 against Heritage Communication, Inc.

As part of theCoConnects Answer and Counter Claimomplaint states that, CoConnect believes among other things, that Heritage was required to exhibit a substantial degree of development and functional operability of the mesh system, but and failed to perform. In addition, contrary to the and that the share exchange agreement contains specific representations and warranties byof Heritage in the share exchange agreement wherein Heritage, specifically that warrantedy as set forth in section 4.15, titled "Taxes" which statesthat: "Heritage has filed all federal, state and local tax and information returns which are required to be filed by it and such returns are true and correct and that Heritage has paid all taxes, interest and penalties, if any, reflected in such tax returns or otherwise due and payable by it", . Heritage has material amounts of previously undisclosed and unpaid employee withholding taxes. that Aaccording to CoConnects CFO, Heritages undisclosed and unpaid taxes appear to exceedbe several hundred thousand dollars that were not disclosed.

Prior to their lawsuit, Oon June 23, 2005, Martin Tanner, the corporate secretary, resigned as corporate secretary in writing. On June 27, 2005, Jerry Warnick, member of the Board of Directors, Vice President and COO, resigned as a director and Officer in writing. On July 2, 2005, without notice to all shareholders as required by the laws of the State of Nevada (NRS 78.320(2)) and in direct violation of the adopted by-laws of the company, Brian Steffensen [Attorney for Heritage], Jerry Warnick [Former Officer and Director of CoConnect], Martin Tanner [Former Officer of CoConnect], and David Thayne [President of Heritage], attempted to undertake a "Joint Action of Directors and Shareholders [of CoConnect] Without Meeting." in which they attempted to fire Tim Thayne and Robert Thele as directors, attempted to fire all officers of the company and to appoint Jerry Warnick as the sole Officer and Director of the company, attempted to rescind all actions of the Board of Directors not specifically approved by Jerry Warnick and declare that Jerry Warnick is the only party entitled to sign checks.

On July 14, 2005, the above parties, again acting in violation of the bylaws of the corporation, attempted to ratify the issuance of 50,000,000 new shares of CoConnect without any stated consideration, ratified the actions of their prior illegal meeting of July 2, 2005, demanded that all personnel vacate the corporate offices, demanded that Tim Thayne discontinue acting as president of the corporation and attempted to terminate the services of the attorney for CoConnect. CoConnect has discovered that the proprietary hardware and technology claimed by Heritage as proprietary is available from another vendor at a lower cost and greater functionality than any hardware produced or created by Heritage at any time.

CoConnects Counter-Claim prays requests that judgment be rendered against Heritage for breach of contract in the amount of $2,500,000. CoConnect prays that the Court render judgment against Heritage and in favor of CoConnect as follows: 1. For an Order from the court, ratifying the rescission between CoConnect and Heritage; 2. For an Order divesting Heritage of: a. all claims to CoConnects local telephone number; b. all claims to CoConnects toll free telephone number; c. all claims to the internet domain name of CoConnect.com; and d. any claim to the FedEx account in the name of CoConnect. 3. For an Order that all funds found to be misappropriated by Heritage be ordered returned to CoConnect, with interest. 4. For judgment finding that Heritage has breached the contract between the parties; 5. For a judgment for damages of no less than $2,500,000.00 for breach of contract; 6. For such other relief as the Court deems just and equitable in the circumstances; 7. For costs of court and reasonable attorneys fees, if applicable.

Item 81.02 Other Events: Motion to Disqualify Plaintiffs Counsel

On July 19, 2005 CoConnect filed a Motion to Disqualify Plaintiffs Counsel in the Third District Court in Civil No. 050911718. CoConnect petitioned for the court to grant the motion based on several conflicts of interest with respect to Plaintiffs Counsel, Brian W. Steffensen. In the case, Brian W. Steffensen, an attorney at law, has been counsel for Heritage Communications, Inc. Heritage Communications, Inc. was a "wholly" owned subsidiary of CoConnect, Inc. During the course of acting as attorney for the "wholly" owned subsidiary of CoConnect, Inc., attorney Steffensen provided the following services, counseling and legal advice to CoConnect, Inc.; He was present at parent-subsidiary meetings, also known as Executive committee meetings; He provided legal counsel to CoConnect in those same meetings; Mr. Steffensen acted to bring financial contacts to CoConnect, Inc., for funding; Created working agreements with CoConnect, Inc. for acquisitions, such as the MB Media Group in St. George, and sat in on many discussions of the officers and directors regarding strategy and planning. Mr. Steffensen was put on notice of the conflict of interest and request for disqualification by Tim E. Thayne, by email, on July 6th. Furthermore, counsel for CoConnect sent a formal request for withdrawal in timely fashion on July 8th. On several occasions, Mr. Steffensen requested that Timothy E. Thayne, the chief executive officer of CoConnect, issue free-tradingS-8 shares from CoConnect stock registered on SEC Form S-8 in lieu of cash compensation from CoConnect, Inc. for services rendered. Mr. Steffensen was a major shareholder in CoConnect, owning 1.5 million shares out of an aggregate of approximately 48 million shares. We also believeIt also appears that Mr. Steffensen attempted to issue 30,000,000 shares of Heritage Communications stock to a his company apparently organized and controlled by him personally for total consideration of $10. The result was a dilution of CoConnects ownership and control of Heritage. 30,000,000 shares of Heritage Communications further diluting the shareholders of CoConnect.

Item 18.03 Other Events: MOTION TO CONSOLIDATE

Pursuant to the provisions of Rule 42 of the Utah Rules of Civil Procedure, the defendants moved the court to consolidate the after filed case of 05-091-22243, with case number 05-091-1718 on the grounds of judicial economy and on the further grounds that many of the parties and issues in both cases are similar and arise from the same set of facts.

Item 81.04 Other Events: DECISION NOT TO PROCEED

The Board of Directors as of July 19, 2005 voted not to proceed withexercise the option to the purchase of MB Media Group, Sandstone Publishing, eOndeck.com, and Rndtuit.co due to a lack of financial disclosures and inadequate due diligence disclosures to CoConnect. CoConnect has requested the return of the $100,000 down payment that was tendered to MB Media.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

COCONNECT, INC.

Date: July 19, 2005     By: /s/ Tim Thayne

Tim Thayne

 Chief Executive

Officer and member of the board